Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Form S-8 [Nos. 333-02567, 333-44119, 333-86616 and 333-146393] and in the related prospectuses of Cover-All Technologies Inc. and subsidiary of our report dated March 14, 2009, with respect to the 2008, 2007 and 2006 consolidated financial statements and schedule of Cover-All Technologies Inc. and subsidiary included in its Annual Report on Form 10-K for the year ended December 31, 2008.

MSPC Certified Public Accountants and Advisors, A Professional Corporation

New York, New York March 30, 2009